Exhibit 10.31

WAIVER UNDER CREDIT AGREEMENT

among

GASTAR EXPLORATION USA, INC.

THE GUARANTORS SIGNATORY HERETO

THE LENDERS SIGNATORY HERETO

and

AMEGY BANK NATIONAL ASSOCIATION,

as Administrative Agent

Effective

March 12, 2009

TABLE OF CONTENTS

Article I DEFINITIONS AND INTERPRETATION		1
1.1	Terms Defined Above	1
1.2	Terms Defined in Credit Agreement	2
1.3	References	2
1.4	Articles and Sections	2
1.5	Number and Gender	2

Article II WAIVER		2
2.1	Waiver.	2
2.2	Limitation on Waiver	3

Article III REPRESENTATIONS AND WARRANTIES		3

Article IV RATIFICATION AND ACKNOWLEDGMENTS		3

Article V MISCELLANEOUS		4
5.1	Successors and Assigns	4
5.2	Rights of Third Parties	4
5.3	Counterparts	4
5.4	Integration	4
5.5	Severability	4
5.6	Governing Law	4

i

WAIVER UNDER CREDIT AGREEMENT

This WAIVER UNDER CREDIT AGREEMENT (this “Waiver”) executed effective as of March 12, 2009 (the “Effective Date”) is by and among GASTAR EXPLORATION USA, INC., a Michigan corporation (the “Borrower”), GASTAR EXPLORATION LTD., an Alberta, Canada corporation (the “Parent”), GASTAR EXPLORATION NEW SOUTH WALES, INC., a Michigan corporation (“Gastar New South Wales”), GASTAR EXPLORATION VICTORIA, INC., a Michigan corporation (“Gastar Victoria”), GASTAR EXPLORATION TEXAS, INC., a Michigan corporation (“Gastar Texas Inc”), GASTAR EXPLORATION TEXAS, LP, a Delaware limited partnership (“Gastar Texas LP”), and GASTAR EXPLORATION TEXAS LLC, a Delaware limited liability company (“Gastar Texas LLC”, and the Parent, Gastar New South Wales, Gastar Victoria, Gastar Texas Inc., Gastar Texas LP and Gastar Texas LLC, collectively, the “Initial Guarantors”), the lenders party to that certain Credit Agreement dated effective November 29, 2007 by and among the Borrower, the Initial Guarantors, the lenders party thereto or bound thereby from time to time (the “Lenders”), and Amegy Bank National Association, a national banking association, as administrative agent for the Lenders, letter of credit issuer and collateral agent for the Lenders and certain other parties (as amended to the Effective Date, the “Credit Agreement”), and AMEGY BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Initial Guarantors, the Lenders and the Agent are parties to the Credit Agreement; and

WHEREAS, the Borrower and the Initial Guarantors have requested that the Agent and the Lenders waive any default or right to exercise any remedy as a result of the inability of the Borrower and the Initial Guarantors to deliver to the Agent an unqualified opinion with respect to the consolidated Financial Statements of the Parent and its consolidated Subsidiaries at December 31, 2008 and for the year then ended, as required by Section 5.3 of the Credit Agreement, solely as a result of the pending maturities of the Obligations and the Parent’s convertible senior debentures due November 20, 2009;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in the Credit Agreement and herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Terms Defined Above. As used in this Waiver Under Credit Agreement, each of the terms “Agent,” “Borrower,” “Credit Agreement,” “Effective Date,” “Gastar New South Wales,” “Gastar Texas Inc,” “Gastar Texas LLC,” “Gastar Texas LP,” “Gastar Victoria,” “Initial Guarantors,” Lenders,” “Parent” and “Waiver” shall have the meaning assigned to such term hereinabove.

1.2 Terms Defined in Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless herein expressly provided to the contrary.

1.3 References. References in this Waiver to Exhibit, Article or Section numbers shall be to Exhibits, Articles or Sections of this Waiver, unless expressly stated to the contrary. References in this Waiver to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Waiver in its entirety and not only to the particular Schedule, Exhibit, Article, or Section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Waiver to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation referred to. References in this Waiver to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Waiver to amendments and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of the Credit Agreement or this Waiver. References in this Waiver to Persons include their respective successors and permitted assigns.

1.4 Articles and Sections. This Waiver, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

1.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

ARTICLE II

WAIVER

2.1 Waiver.

(a) The Agent and the Lenders waive any Default or Event of Default under the Credit Agreement or any other Loan Document, together with the right of the Agent or the Lenders to exercise any remedy based thereon, as a result of, and agree that no breach of the Credit Agreement or any other Loan Document shall arise, including any breach of Section 5.3 of the Credit Agreement, as a result of, the audited Financial Statements of the Parent and its consolidated Subsidiaries for the fiscal year of the Parent ending on December 31, 2008, being accompanied by a qualified opinion of the Parent’s auditors, insofar and only insofar as such qualification is based on the Parent’s need to refinance or raise capital to retire debt maturing in 2009 and any doubt raised thereby about the Parent’s ability to continue as a going concern.

(b) The Agent and the Lenders waive any Default or Event of Default under the Credit Agreement or any other Loan Document, together with the right of the Agent or the Lenders to exercise any remedy based thereon, as a result of, and agree that no breach of the Credit Agreement or any other Loan Document shall arise, including any breach of Section 6.14 of the Credit Agreement, from, any failure of the ratio of Current Assets to Current Liabilities to be less than 1.00 to 1.00 determined as of the end of any quarter of the fiscal year of the Parent ending on December 31, 2009.

2.2 Limitation on Waiver. Except for the waiver set forth above in Section 2.1, nothing contained herein shall otherwise be deemed a consent to any violation of, or a waiver of compliance with, any term, provision or condition set forth in any of the Loan Documents or a consent to or waiver of any other or future violations, breaches, Defaults or Events of Default.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Borrower and the Initial Guarantors expressly re-makes, in favor of the Agent and the Lenders, each of the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents and made by it and represents and warrants that all such representations and warranties remain true and correct.

ARTICLE IV

RATIFICATION AND ACKNOWLEDGMENTS

Each of the Borrower, the Initial Guarantors, the Lenders and the Agent does hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and each of the other Loan Documents to which it is a party and acknowledges and agrees that the Credit Agreement, as amended hereby, and each of the other Loan Documents to which it is a party is and remains in full force and effect. Furthermore, each of the Borrower, the Initial Guarantors, the Lenders and the Agent acknowledges and agrees that, as of the Effective Date, the Borrowing Base is $17,000,000 and the Monthly Reduction Amount is $1,000,000 (with the first reduction of such Borrowing Base amount by operation of such Monthly Reduction amount occurring on April 1, 2009), each of which shall remain at the relevant amount until redetermined in accordance with the provisions of Section 2.10 of the Credit Agreement; provided, however, it is agreed that, for a period of 60 days only following execution by the Borrower, the Parent or any of the other Initial Guarantors of a letter of intent or memorandum of understanding for the sale of assets of the Borrower, the Parent or any of the other Initial Guarantors for consideration (after payment of reasonable and customary costs of the transaction) sufficient to enable satisfaction of the condition to the extension of the Commitment Termination Date, pursuant to Section 2.6 of the Credit Agreement, set forth in clause (b) in the fourth sentence of Section 2.6 of the Credit Agreement, the Monthly Reduction Amount shall be $0 and that, upon the expiration of such 60 day period, the Monthly Reduction Amount shall again be $1,000,000.

ARTICLE V

MISCELLANEOUS

5.1 Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

5.2 Rights of Third Parties. Except as provided in Section 5.1, all provisions herein are imposed solely and exclusively for the benefit of the parties hereto.

5.3 Counterparts. This Waiver may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Waiver containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Waiver by each necessary party hereto and shall constitute one instrument.

5.4 Integration. This Waiver constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Waiver.

5.5 Severability. In the event that any one or more of the provisions contained in this Waiver shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Waiver.

5.6 Governing Law. THIS WAIVER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF SUCH LAWS RELATING TO CONFLICTS OF LAW.

(Signatures appear on following pages)

IN WITNESS WHEREOF, the parties hereto have caused this Waiver under Credit Agreement to be duly executed and delivered, as of the Effective Date, by their proper and duly authorized officers.

BORROWER:

GASTAR EXPLORATION USA, INC.

By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President

INITIAL GUARANTORS:

GASTAR EXPLORATION LTD.

By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President and
Chief Executive Officer

GASTAR EXPLORATION NEW SOUTH WALES, INC.

By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President

(Signatures continue on following pages)

GASTAR EXPLORATION VICTORIA, INC.

By:		/s/ J. RUSSELL PORTER
J. Russell Porter
President

GASTAR EXPLORATION TEXAS, INC.

By:		/s/ J. RUSSELL PORTER
J. Russell Porter
President

GASTAR EXPLORATION TEXAS, LP

By:		Gastar Exploration Texas LLC,
its General Partner

	By:	/s/ J. RUSSELL PORTER
J. Russell Porter
President

GASTAR EXPLORATION TEXAS LLC

By:		/s/ J. RUSSELL PORTER
J. Russell Porter
President

(Signatures continue on following page)

AGENT:

AMEGY BANK NATIONAL ASSOCIATION, as Agent

By:	/S/ A. STEPHEN KENNEDY
Name:	A. Stephen Kennedy
Title:	Senior Vice President

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By:	/S/ A. STEPHEN KENNEDY
Name:	A. Stephen Kennedy
Title:	Senior Vice President